Calculation of Filing Fee Tables
F-4
ONCOLYTICS BIOTECH INC
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, par value $0.001 per share	457(a)	150,000,000	$ 0.90	$ 135,000,000.00	0.0001381	$ 18,643.50
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 135,000,000.00		$ 18,643.50
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 17,067.41
			Net Fee Due:						$ 1,576.09
Offering Note
[1]	Includes the shares into which all common shares, no par value, of Oncolytics Biotech Inc. ("Common Shares") that are issued and outstanding immediately prior to the Domestication (as defined in the management circular/prospectus) will be converted in the Domestication. Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the Common Shares on The Nasdaq Stock Market, LLC on December 3, 2025, in accordance with Rule 457(f)(1).

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	1		F-4	333-290954	10/20/2025		$ 17,067.41
Fee Offset Sources		Oncolytics Biotech Inc.	F-4	333-290954		10/20/2025						$ 17,067.41
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Explanation of the basis for claimed offset:
[1]	There were 104,735,039 shares previously registered on the initial filing of this registration statement on Form F-4, filed on October 20, 2025 (File No. 333-290954), for which a registration fee of $17,067.41 was previously paid.

Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A